Exhibit 10.4

[FORM OF TRANSFER AGENCY AND SERVICE AGREEMENT]

THIS AGREEMENT (this “Agreement”) is made as of the [•] day of [•], 2014, by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Lincoln Street, Boston, Massachusetts 02111 (“State Street” or the “Transfer Agent”), and ACCUSHARES COMMODITIES TRUST I (the “Trust”), a Delaware statutory trust on behalf of each of its separate fund series listed on Schedule A attached hereto and made a part hereof (each a “Fund” and collectively the “Funds”).

WHEREAS, the Trust is organized pursuant to its Second Amended and Restated Trust Agreement dated as of [•], 2014 (the “Trust Agreement”) between Wilmington Trust, N.A., as trustee, and AccuShares Investment Management, LLC (the ‘Sponsor”), as sponsor;

WHEREAS, the offer and sale of the shares of beneficial interest (“Shares”) of each Fund will be registered with the U.S. Securities and Exchange Commission (the “SEC”) by means of the Trust’s registration statement on Form S-1, which will be filed and effective as of the date of such offer and sale (on such present form, any subsequent amendment thereto or any later effective registration statement, the “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”);

WHEREAS, each Fund, pursuant to the Trust Agreement, is authorized to issue its Shares in a pair of offsetting classes (each, a “Class”), with each such Class representing interests in such Fund’s assets, as set forth under the Trust Agreement and as described in the Funds’ most current prospectus(es) contained in the Registration Statement (as amended and supplemented from time to time, the “Prospectus”);

WHEREAS, each Fund will issue and redeem its Shares only in aggregations of Shares known as “Creation Units,” as more fully described in such Fund’s Prospectus;

WHEREAS, only those entities (“Authorized Participants”) that have entered into an Authorized Participant Agreement with the Sponsor, as sponsor of the Trust on behalf of the Funds, as accepted by the Transfer Agent, are eligible to place orders for creations and redemptions of Creation Units with the Transfer Agent;

WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”) or its nominee will be the record or registered owner of all outstanding Shares; and

WHEREAS, the Trust desires to appoint the Transfer Agent to act as each Fund’s transfer agent, dividend and distribution disbursing agent, and agent in connection with certain other activities; and the Transfer Agent is willing to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, agree as follows:

1.	TERMS OF APPOINTMENT

1.1	Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Shares comprising Creation Units, dividend and distribution disbursing agent, and agent in connection with certain other activities, as set forth in this Agreement, of each Fund.
1.2	Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Trust, on behalf of the Funds, and the Transfer Agent, the Transfer Agent shall:
(i)	establish each Authorized Participant’s account in the applicable Fund on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Authorized Participant;
(ii)	receive and process orders for the purchase of Creation Units from the Authorized Participants, promptly deliver payment and appropriate documentation thereof to the custodian of the applicable Fund as identified by the Trust (the “Custodian”) and promptly deliver a copy of any such orders to the Sponsor, on behalf of the Trust;
(iii)	generate or cause to be generated, and transmit, confirmation of receipt of such purchase orders to the Authorized Participants and, if applicable, transmit appropriate trade instruction to National Securities Clearance Corporation (“NSCC”);
(iv)	transmit acceptances of purchase orders, as provided by the Sponsor on behalf of the Trust, to the Authorized Participants by [5:00] p.m. (New York time) on the date it receives any such acceptance from the Sponsor;
(v)	receive and process redemption requests and redemption directions with respect to each Fund from the Authorized Participants or the Sponsor on behalf of the Trust in the case of a mandatory redemption, promptly deliver the appropriate documentation thereof to the Custodian and promptly deliver a copy of any such requests or directions to the Sponsor;
(vi)	generate or cause to be generated, and transmit, confirmation of receipt of such redemption requests and redemption directions to the Authorized Participants;
(vii)	transmit acceptances of redemption requests with respect to each Fund, as provided by the Sponsor on behalf of the Trust, to the Authorized Participants by [5:00] p.m. (New York time) on the date it receives any such acceptance from the Sponsor on behalf of the Trust;
(viii)	prepare and transmit by means of DTC’s book-entry system payments for any dividends and distributions declared by a Fund;
2

(ix)	record the issuance of Shares of each Class of the applicable Fund, maintain a record of the total number of Shares of each Class of each Fund which are issued and outstanding and provide the Trust on a regular basis with the total number of Shares of each Class of each Fund which are issued and outstanding, and, when recording the issuance of Shares, the Transfer Agent shall monitor the issuance of such Shares to determine whether there are authorized Shares available for issuance under the Registration Statement for the applicable Fund; provided that the Transfer Agent shall have no obligation or responsibility to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust on behalf of the Funds; provided further that, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, or keep records of or otherwise related to, the beneficial owners of the Shares;
(x)	maintain and manage, as agent for each Fund, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Creation Unit purchases and redemptions and the payment of such Fund’s dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent in accordance with applicable law;
(xi)	process any request from an Authorized Participant to change its account registration; and
(xii)	except as otherwise instructed by the Trust, on behalf of the Funds, process all transactions in each Fund in accordance with the procedures mutually agreed upon by the Trust, on behalf of the Funds, and the Transfer Agent with respect to the proper Class Value and Class Value per Share (each as defined in such Fund’s Prospectus) to be applied to purchase and redemption orders received in good order by the Transfer Agent or any other person or firm on behalf of the Trust or from an Authorized Participant before such Fund’s Order Cut-Off Time (as defined below). The Transfer Agent shall report to the Sponsor, on behalf of the Trust, any known exceptions to the foregoing.

With respect to items (i) through (vii) above, the Transfer Agent may execute transactions directly with Authorized Participants.

1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of, the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:
(i)	The Transfer Agent shall perform such other services for a Fund that are mutually agreed to by the parties from time to time, for which the Trust,
3

on behalf of such Fund, will pay such fees as may be mutually agreed upon, including the Transfer Agent’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

(ii)	DTC and NSCC. The Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts, and the purchase and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTC or NSCC on behalf of Authorized Participants; and (b) issue instructions to a Fund’s banks for the settlement of transactions between the Fund and DTC or NSCC (acting on behalf of the applicable Authorized Participant).
1.4	Authorized Persons. The Trust, on behalf of each Fund, hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, including the Sponsor, as provided or agreed to by the Trust, on behalf of such Fund, and as may be amended from time to time, in receiving instructions to issue or redeem Creation Units. The Trust agrees and covenants on behalf of each Fund and each such authorized person that any order or sale of or transaction in Creation Units received by the Sponsor on its behalf after the order cut-off time for a Fund as set forth in the Fund’s Prospectus or such earlier time as designated by the Trust on behalf of such Fund (the “Order Cut-Off Time”), shall be effectuated at the Class Value per Share determined on the next business day or as otherwise required pursuant to the respective Fund’s Prospectus, and the Trust, on behalf of such Fund, or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.
1.5	Anti-Money Laundering and Client Screening. With respect to each Fund’s offering and sale of Creation Units at any time, and for all subsequent transfers of such interests, the Trust, on behalf of such Fund, shall, to the extent applicable, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and Creation Units and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Creation Units or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section 1.5 in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust, on behalf of the applicable Fund, shall, upon receipt of
4

written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6	State Transaction (“Blue Sky”) Reporting. If applicable, the Trust shall be solely responsible for its “blue sky” compliance and state registration requirements.
1.7	Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund, any Creation Units, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Transfer Agent of the obligations imposed on it, the Creation Units, the Shares, or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including obligations with respect to withholding and other taxes, assessments or governmental charges, certifications and reporting.
1.8	The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

2.                  FEES AND EXPENSES

2.1	Fee Schedule. For the performance by the Transfer Agent of all services provided pursuant to this Agreement, the Transfer Agent shall be entitled to receive from the Trust, on behalf of the Funds, the fees and expenses set forth in a written fee schedule. Such fees and any out of pocket expenses and advances identified under Section 2.2 below may be changed from time to time, subject to mutual written agreement between the Trust, on behalf of the Funds, and the Transfer Agent. The parties agree that the fees set forth in the fee schedule shall apply with respect to each Fund listed on Schedule A hereto as of the date hereof and to any newly created Funds added to this Agreement that have requirements consistent with services then being provided by the Transfer Agent under this Agreement.
2.2	Out of Pocket Expenses. In addition to the fees paid under Section 2.1 above, the Trust, on behalf of the Funds, agrees to reimburse the Transfer Agent for out of pocket expenses set out in the fee schedule. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of a Fund will be reimbursed by the Trust on behalf of such Fund.
3.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Trust that:

3.1	It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts.
5

3.2	It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Sponsor, on behalf of the Trust, in the event of any material change in its status as a registered transfer agent.
3.3	It is duly qualified to carry on its business in the Commonwealth of Massachusetts.
3.4	This Agreement constitutes its legal, valid, binding and enforceable agreement.
3.5	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.
3.6	All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.
3.7	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Transfer Agent or any law or regulation applicable to it.
4.	REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents and warrants to the Transfer Agent that:

4.1	It is duly organized, validly existing in good standing in its jurisdiction of organization and is qualified to conduct its business in every jurisdiction where its business is conducted.
4.2	The execution, delivery and performance of this Agreement, all documents and instruments to be delivered hereunder or thereunder and all transactions contemplated hereunder or thereunder have been duly authorized by all necessary organizational action.
4.3	The person executing this Agreement on its behalf has been duly authorized to act on its behalf.
4.4	This Agreement constitutes its legal, valid, binding and enforceable agreement.
4.5	It has obtained all authorizations, approvals and consents of any governmental body required in connection with this Agreement and all transactions contemplated hereunder and such authorizations are in full force and effect.
4.6	The execution, delivery and performance of this Agreement and the transactions hereunder will not violate any agreement, law, ordinance, charter, by-law, rule or regulation applicable to it or by which it is bound or by which any of its assets are affected.
6

4.7	The Registration Statement will be filed and effective as of the date of offer and sale of the Shares of each Fund, and remain effective thereafter during the term of this Agreement. The Trust also warrants to the Transfer Agent that as of the date of offer and sale of the Shares of each Fund, all filings under the securities laws of the states in which such Fund offers or sells its Shares necessary for such offer or sale will have been made.
5.	DATA ACCESS AND PROPRIETARY INFORMATION
5.1	The Trust, on behalf of the Funds, acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Trust-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed Authorized Participant information or the confidential information of the Trust. The Trust, on behalf of the Funds, agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees on behalf of its agents and the Funds, to:
(i)	use such programs and databases solely on the Trust’s, or such agents’, computers, or solely from equipment at the location(s) agreed to between the Trust, on behalf of the Funds, and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;
(ii)	refrain from copying or duplicating in any way the Proprietary Information;
(iii)	refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;
(iv)	refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Trust’s, or such agents’, computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;
(v)	allow the Fund or such officers, employees and agents to have access only to those authorized transactions agreed upon by the Trust, on behalf of the Funds, and the Transfer Agent; and
(vi)	honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in
7

Proprietary Information at common law, under federal copyright law and under other federal or state law.

5.2	Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.
5.3	If the Sponsor on behalf of the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust, on behalf of the Funds, agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
5.4	If the transactions available to a Fund include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Creation Units or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.
5.5	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section 5 shall survive any earlier termination of this Agreement.
6.	RESERVED
7.	STANDARD OF CARE / LIMITATION OF LIABILITY
7.1	The Transfer Agent shall at all times act in good faith in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its officers, employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard
8

of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section 7.

7.2	In any event, the Transfer Agent’s cumulative liability for each calendar year (a “Liability Period”) with respect to the services provided pursuant to this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust and the Funds including, but not limited to, any liability relating to the Trust’s and the Funds’ compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Transfer Agent’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2014 shall be the date of this Agreement through December 31, 2014, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2015 and terminating on December 31, 2015 shall be the date of this Agreement through December 31, 2014, calculated on an annualized basis. In no event shall the Transfer Agent be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.
8.	INDEMNIFICATION
8.1	The Transfer Agent shall not be responsible for, and the Trust and each Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:
(i)	all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence, bad faith or willful misconduct;
(ii)	the Trust’s or such Fund’s breach of any representation, warranty or covenant of the Trust or such Fund hereunder;
(iii)	the Trust’s or such Fund’s lack of good faith, negligence or willful misconduct;
(iv)	reliance upon, and any subsequent use of or action taken or omitted by the Transfer Agent or its agents or subcontractors in reliance on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by
9

machine readable input, facsimile, electronic data entry, electronic instructions or other similar means authorized by the Trust on behalf of such Fund, and which have been prepared, maintained or performed by the Trust on behalf of such Fund, or any other person or firm on behalf of the Trust or such Fund, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Trust on behalf of such Fund or any of their respective agents or subcontractors; (c) any instructions or opinions of legal counsel to the Trust with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document furnished by or on behalf of the Trust or such Fund, reasonably believed by the Transfer Agent to be genuine, authentic, or signed by the proper person or persons;

(v)	the offer or sale of Creation Units in violation of any requirement under federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units;
(vi)	the negotiation and processing of any checks, wires and ACH transmissions, including, without limitation, for deposit into, or credit to, the Trust’s or such Fund’s demand deposit accounts maintained by the Transfer Agent;
(vii)	all actions relating to the transmission of Fund, Creation Unit or Authorized Participant data through the NSCC or DTC clearing systems, if applicable; and
(viii)	any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.
8.2	At any time the Transfer Agent may apply to a Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by such Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of any Fund, reasonably believed by the Transfer Agent to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents
10

provided by the Trust on behalf of a Fund to the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Trust on behalf of such Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust on behalf of the applicable Fund.

9.	ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT
9.1	Delivery of Documents. The Trust shall promptly furnish to the Transfer Agent a copy of the Trust Agreement and all amendments thereto.
9.2	Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.
9.3	Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the applicable Fund and will be preserved, maintained and made available to the Trust on behalf of the applicable Fund, and will be surrendered promptly to the Trust on behalf of the applicable Fund on and in accordance with its request. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent.
10.	CONFIDENTIALITY AND PRIVACY
10.1	The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of confidential information relating to the other party to the disclosing party’s employees,
11

contractors, sub-contractors, agents, professional advisors, auditors or persons performing similar functions.

The undertakings and obligations contained in this Section 10.1 shall survive the termination or expiration of this Agreement for a period of three (3) years.

10.2	The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.
11.	Effective Period and Termination

This Agreement shall remain in full force and effect for an initial term ending five (5) years from the date hereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event that the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law, or a conservator or receiver is appointed for the such party or upon the happening of a like event to such party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph, the Trust shall pay the Transfer Agent its compensation due and shall reimburse the Transfer Agent for its costs, expenses and disbursements.

In the event of: (i) the Trust’s termination of this Agreement, with or without notice, with respect to any Fund for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to such Fund (or its respective successor), the Trust shall pay the Transfer Agent its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Transfer Agent with respect to the Fund) and shall reimburse the Transfer Agent for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Transfer Agent will deliver the Fund’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to the first sentence of this paragraph in the event of (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Sponsor’s good faith determination that the Fund is no longer viable, (b) a merger of the Fund into, or the consolidation of the Fund with, another entity, or (c) the sale by the Fund of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Transfer Agent is retained to continue providing services to the Fund (or its respective successor) on substantially the same terms as this Agreement.

12.	Additional FUNDS
12

In the event one or more additional series is established by the Trust with respect to which it desires to retain the Transfer Agent to act as transfer agent, dividend and distribution disbursing agent, and agent in connection with certain other activities, as set forth in this Agreement, the Trust shall notify the Transfer Agent in writing. Upon written acceptance by the Transfer Agent, any such series shall become a Fund hereunder.

13.	assignment
13.1	Except as provided in Section 14 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, that either party may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with such party.
13.2	Except as explicitly stated elsewhere in this Agreement, nothing in this Agreement shall be construed to give any rights or benefits to anyone other than the Transfer Agent and the Trust, on behalf of the Funds, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust, on behalf of the Funds. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.
13.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Funds. Other than as provided in Section 14, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.
14.	subcontractors

The Transfer Agent may, without further consent on the part of a Fund, subcontract for the performance hereof with a transfer agent which is duly registered pursuant to Section 17A(c)(2) of the 1934 Act, including, but not limited to: (i) Boston Financial Data Services, Inc., a Massachusetts corporation (“BFDS”); (ii) a BFDS subsidiary; (iii) a BFDS affiliate; or (iv) another affiliated or unaffiliated third party duly registered as a transfer agent; provided, however, that the Transfer Agent shall remain liable to each Fund for the acts and omissions of any subcontractor under this Section 14 as it is for its own acts and omissions under this Agreement.

15.              miscellaneous

15.1	Amendment. This Agreement may be amended only by a written agreement executed by both parties.
15.2	Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof.
13

15.3	Force Majeure. The Transfer Agent shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.
15.4	Data Protection. The Transfer Agent will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s and the Funds’ shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing, “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.
15.5	Survival. All provisions regarding indemnification, warranty, liability, limits on any of the foregoing and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.
15.6	Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.
15.7	Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.
15.8	Waiver. No waiver by either party of any breach or default of any of the covenants or conditions herein contained to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.
15.9	Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.
14

15.10	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
15.11	Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
15.12	Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a) If to Transfer Agent, to:

State Street Bank and Trust Company

200 Clarendon Street, 16th Floor

Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Telephone: (617) 662-9681

Facsimile: (617) 956-5648

With a copy to:

State Street Bank and Trust Company

2 Avenue de Lafayette, 2nd Floor (LCC/2)

Boston, MA 02110

Attn: Mary Moran Zeven, Esq.

Telephone: (617) 662-1783

Facsimile: (617) 662-2702

(b) If to the Trust, any Fund or the Sponsor, to:

AccuShares Investment Management, LLC

1 Bridge Plaza North, Suite 468

Fort Lee, NJ 07024

Attention: Forrest Gilman

Telephone: (201) 399-4700

Facsimile: [•]

16.	ASSETS AND LIABILITIES OF THE FUNDS The Transfer Agent hereby acknowledges and agrees that:

15

16.1 The assets of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Fund and are referred to as “assets belonging to” that Fund. Except as otherwise set forth herein, the assets belonging to a Fund shall belong only to that Fund for all purposes, and to no other Fund, and shall be subject only to the rights of creditors of that Fund. The assets belonging to a Fund shall be charged with the liabilities of such Fund and all expenses, costs, charges, indemnities and reserves attributable to such Fund.

16.2 Except as otherwise set forth herein, the debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund.

[Remainder of Page Intentionally Left Blank]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers or other representatives, as of the day and year first above written.

State Street Bank and Trust Company
By:
	Name:	Michael F. Rogers
	Title:	Executive Vice President

ACCUSHARES COMMODITIES TRUST I, for and on behalf of each Fund listed on Schedule A attached hereto

By: AccuShares Investment Management, LLC, as Sponsor

By:

Name: [•]
Title: [•]

17

Schedule A

AccuShares Commodities Trust I

AccuShares S&P GSCI Spot Fund

AccuShares S&P GSCI Agriculture and Livestock Spot Fund

AccuShares S&P GSCI Industrial Metals Spot Fund

AccuShares S&P GSCI Crude Oil Spot Fund

AccuShares S&P GSCI Brent Oil Spot Fund

AccuShares S&P GSCI Natural Gas Spot Fund

AccuShares Spot CBOE VIX Fund

18